Exhibit 10.1

FOURTH AMENDMENT
TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) dated as of October 7, 2015, is by and among SM ENERGY COMPANY, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders that is a party hereto; and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, by operation of law or as otherwise provided herein, the “Administrative Agent”).

The parties hereto agree as follows:

RECITALS
(A)    The Borrower, the Administrative Agent and the Lenders are party to that certain Fifth Amended and Restated Credit Agreement dated as of April 12, 2013 (as amended, supplemented, or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower;
(B)    The Lenders and the Administrative Agent, together with the Borrower, have agreed to amend the Credit Agreement as more particularly set forth herein; and
(C)     The Lenders have provided for the October 1, 2015 Scheduled Redetermination of the Borrowing Base, which decreases the Borrowing Base to $2,000,000,000.00.
In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows.
Section 1.Defined Terms. Each capitalized term that is defined in the Credit Agreement, but that is not defined in this Fourth Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section references in this Fourth Amendment refer to the Credit Agreement.
Section 2.    Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction of the condition precedent set forth in Section 4 hereof, the Credit Agreement shall be amended, effective as of the Fourth Amendment Effective Date in the manner provided in this Section 2.
2.1    Amended and Restated Definition. Section 1.02 of the Credit Agreement shall be amended by amending and restating the definition of “Applicable Percentage”, which shall read in full as follows:

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment as such percentage is set forth on Annex I (as may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b)).

2.2    Amendment to Section 2.06(c)(iii) of the Credit Agreement. Section 2.06(c)(iii) of the Credit Agreement shall be amended to add the following parenthetical immediately after the words “Applicable Percentage” in the last sentence thereof:
(after giving effect to the acceptance and recording of the Commitment Increase Certificate or the Additional Lender Certificate pursuant to Section 2.06(c)(iv))
2.3    Amendment to Section 2.06 of the Credit Agreement. Section 2.06 of the Credit Agreement shall be amended to insert a clause (d) which shall read in full as follows:
(d) Automatic Reduction of Aggregate Commitment. If any redetermination of the Borrowing Base would result in the Borrowing Base being reduced to an amount that is less than the then-existing Aggregate Commitment, then the Aggregate Commitment shall automatically be reduced to an amount equal to such reduced Borrowing Base, and each Lender’s Commitment shall be equal to an amount equal to such Lender’s Applicable Percentage multiplied by such reduced Aggregate Commitment, and the Administrative Agent will reflect such revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.
2.4    Amendment to Section 2.07(c) of the Credit Agreement. Section 2.07(c) of the Credit Agreement shall be amended to insert a clause (v) which shall read in full as follows:
(v)    If any redetermination of the Borrowing Base would result in the Borrowing Base being reduced to an amount that is less than the then existing Aggregate Commitment, the Aggregate Commitment shall automatically be reduced pursuant to Section 2.06(d) to equal the Borrowing Base as reduced.
Section 3.    Borrowing Base Redetermination. The Lenders hereby agree that for the period from and including the Fourth Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to $2,000,000,000.00. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07, Section 8.13(c), Section 9.02(i), Section 9.12, Section 9.17 or Section 9.18 of the Credit Agreement. For the avoidance of doubt, the Borrower and the Lenders hereby agree that the redetermination herein shall constitute the October 1, 2015 Scheduled Redetermination.
Section 4.    Condition Precedent. This Fourth Amendment shall be effective upon the date of the receipt by the Administrative Agent of counterparts hereof duly executed by the Borrower and the Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) (the “Fourth Amendment Effective Date”).
The Administrative Agent shall notify Borrower and each Lender of the Fourth Amendment Effective Date and such notice shall be conclusive and binding.
Section 5.    Reaffirm Existing Representations and Warranties. The Borrower hereby (a) acknowledges the terms of this Fourth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Fourth Amendment: (i) all of the representations and warranties contained in each Loan Document to which the Borrower is a party are true and correct in all material respects as though made on and as of the Fourth Amendment Effective

Date (unless made as of a specific earlier date, in which case, such representation or warranty was true and correct in all material respects as of such date or qualified by materiality, in which case such representation or warranty shall be true and correct as of the applicable date); (ii) no Default or Event of Default has occurred and is continuing and the Aggregate Revolving Credit Exposures do not, and will not after giving effect to this Fourth Amendment, exceed the Borrowing Base; (iii) since the date of the most recent balance sheet delivered pursuant to Section 8.01(a) of the Credit Agreement, no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (iv) the execution, delivery and performance by the Borrower of this Fourth Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no consent or approval of, or filing with, any governmental body, agency or official and do not violate any provision of applicable law or any material agreement binding upon Borrower or any other Loan Party; and (v) this Fourth Amendment constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.
Section 6.    Miscellaneous.
6.1    Confirmation. The provisions of the Credit Agreement (as amended by this Fourth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Fourth Amendment. This Fourth Amendment shall constitute a Loan Document.
6.2    No Waiver. Neither the execution by the Administrative Agent or the Lenders party hereto of this Fourth Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Fourth Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents. Similarly, nothing contained in this Fourth Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) except as provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Nothing in this Fourth Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Default or Event of Default. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.
6.3    Counterparts. This Fourth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Fourth Amendment by facsimile transmission or other electronic transmission (including .pdf) shall be as effective as delivery of a manually executed counterpart of this Fourth Amendment.
6.4    Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.5    Severability. Any provision of this Fourth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
6.6    No Oral Agreement. This Fourth Amendment, the Credit Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties hereto relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Fourth Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
6.7    Governing Law. THIS FOURTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed effective as of the date first written above.

BORROWER:	SM ENERGY COMPANY

By:    /s/ A. Wade Pursell
A. Wade Pursell
Executive Vice President and Chief
Financial Officer

AGENTS AND LENDERS:    WELLS FARGO BANK, NATIONAL
ASSOCIATION, Individually and as
Administrative Agent

By:     /s/ Sarah Thomas
Name:     Sarah Thomas
Title:    Vice President

BANK OF AMERICA, N.A., Individually and as
Co-Syndication Agent

By:     /s/ Ronald E. McKaig
Name:    Ronald E. McKaig
Title:    Managing Director

JPMORGAN CHASE BANK, N.A., Individually and as Co-Syndication Agent

By:     /s/ Darren Vanek
Name:    Darren Vanek
Title:    Executive Director

COMPASS BANK, Individually and as
Co-Documentation Agent

By:     /s/ Gabriela Albino
Name:    Gabriela Albino
Title:    Vice President

COMERICA BANK, Individually and as
Co-Documentation Agent

By:     /s/ Garrett Merrell
Name:    Garrett Merrell
Title:    Relationship Manager

BARCLAYS BANK PLC

By:     /s/ May Huang
Name:    May Huang
Title:    Assistant Vice President

ROYAL BANK OF CANADA

By:     /s/ Don J. McKinnerney
Name:    Don J. McKinnerney
Title:    Authorized Signatory

BOKF, NA DBA BANK OF OKLAHOMA

By:     /s/ Parker Heikes
Name:    Parker Heikes
Title:    Vice President

SANTANDER BANK, N.A.
f/k/a Sovereign Bank

By:     /s/ Aidan Lanigan
Name:    Aidan Lanigan
Title:    Senior Vice President

By:     /s/ Puiki Lok
Name:    Puiki Lok
Title:    Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

By:     /s/ Mason McGurin
Name:    Mason McGurin
Title:    Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:     /s/ Juan Jose Mejia
Name:     Juan Jose Mejia
Title:    Director

By:     /s/ Laureline de Lichana
Name:    Laureline de Lichana
Title:    Vice-President

GOLDMAN SACHS BANK USA

By:     /s/ Michelle Latzoni
Name:     Michelle Latzoni
Title:    Authorized Signatory

KEYBANK NATIONAL ASSOCIATION

By:     /s/ George E. McKean
Name:     George E. McKean
Title:    Senior Vice President

THE BANK OF NOVA SCOTIA

By:     /s/ Mark Sparrow
Name:     Mark Sparrow
Title:    Director

U.S. BANK NATIONAL ASSOCIATION

By:     /s/ John C. Lozano
Name:     John C. Lozano
Title:    Vice President